UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 11, 2024
___________
VIPER ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-36505	46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement for the Equity Offering

On September 11, 2024, Viper Energy, Inc. (“Viper”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to a public offering (the “Offering”) by Viper of an aggregate of (i) 10,000,000 shares of Viper’s Class A common stock, par value $0.000001 per share (“Class A Common Stock”), and (ii) up to 1,500,000 shares of Class A Common Stock available for purchase by the Underwriters upon exercise of the Underwriters’ option to purchase additional shares of Class A Common Stock (the “Option”) from Viper at the public offering price of $42.50 per share, less underwriting discounts and commissions. On September 12, 2024, the Underwriters exercised the Option in full.

Net proceeds to Viper from the sale of the 11,500,000 shares of its Class A Common Stock, after the underwriting discount and estimated offering expenses, was approximately $475.9 million. Viper intends to use the net proceeds from the Offering, together with cash on hand and borrowings under Viper Energy Partners LLC’s revolving credit facility, to fund a portion of the cash consideration for its previously announced pending acquisition of certain mineral and royalty-interest owning subsidiaries of Tumbleweed Royalty IV, LLC. The Offering closed on September 13, 2024.

The Underwriting Agreement contains customary representations, warranties and agreements of Viper and other customary obligations of the parties and termination provisions. Viper has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any such liabilities. Under the Underwriting Agreement, Viper has also agreed, subject to certain exceptions, that it will not, among other things, offer, sell, pledge, lend or otherwise dispose of any shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for any shares of Class A Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition or file with the SEC a registration statement under the Securities Act relating thereto, without the prior written consent of Goldman Sachs & Co. LLC, for a period of 45 days from the date of the Underwriting Agreement.

The Offering was made pursuant to Viper’s effective automatic shelf registration statement on Form S-3 (File No. 333-282039), filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2024 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on September 11, 2024, a preliminary prospectus supplement, filed with the SEC on September 11, 2024, and a final prospectus supplement, filed with the SEC on September 13, 2024.

Certain of the Underwriters and their affiliates have provided in the past to Viper and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for Viper and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Viper’s debt or equity securities or loans, and may do so in the future. The Underwriters and certain of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On September 11, 2024, Viper issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

In connection with the Offering, Viper is filing a legal opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Class A Common Stock issued in the Offering, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number	Description
1.1*	Underwriting Agreement, dated September 11, 2024, by and among Viper Energy, Inc. and Goldman Sachs & Co. LLC, as representative for the several underwriters.
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Class A Common Stock issued in the Offering.
99.1*	Press release dated September 11, 2024 entitled “Viper Energy Announces Pricing of Upsized Class A Common Stock Offering.”
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date:	September 13, 2024

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary